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                                                                   Exhibit 10.18
        [MANUFACTURERS BANK LOGO]


                                 LOAN AGREEMENT

THIS LOAN AGREEMENT is entered into as of , by and between MANUFACTURERS BANK ("Bank"), a California corporation, and TYLAN GENERAL, INC. ("Borrower"), a Delaware corporation.

To induce Bank to extend credit accommodations to Borrower, and in consideration of such credit accommodations as may be e tended from time to time by Bank to Borrower, Borrower hereby agrees with Bank as follows:

1. DEFINITIONS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles and practices in effect from time to time ("GAAP"). Any terms used in this Agreement which are defined in the California Uniform Commercial Code (the "Code") shall be construed and defined as set forth in the Code unless otherwise defined herein. As used in this Agreement, the terms listed in this Section 1 shall have the following assigned definitions:

         1.1 "AGREEMENT" means this Loan Agreement, any concurrent or subsequent rider to this Loan Agreement, and any extensions, supplements, notes, amendments, or modifications to or in connection with this Loan Agreement or to any such rider.

         1.2 "BANK EXPENSES" means all costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under any Loan Documents which are paid or advanced by Bank; filing, recording, publication, and search fees paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses incurred by Bank to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof irrespective of whether a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending, or concerning the Loan Documents, irrespective of whether suit is brought.

         1.3 "BASE LIBOR RATE" means, with respect to any Interest Period for a LIBOR Advance, the per annum rate determined by Bank to be the rate of interest at which deposits in dollars can be acquired by Bank in the London interbank currency market two days before the commencement of such Interest Period in an amount comparable to the amount of the LIBOR Advance and for a period comparable to the Interest Period. Bank's determination of such per annum rate shall be conclusive in the absence of manifest error, whether or not such deposits are actually acquired by Bank.

         1.4 "BUSINESS DAY" means any day which is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

         1.5  "COLLATERAL" is defined in Section 3.2(b).

         1.6  "COMMERCIAL L/C" is defined in Section 2.4(a).

         1.7  "DOLLAR" means the United States dollar.

         1.8 "DOLLAR EQUIVALENT" means, for any particular sum of Foreign Currency at any particular moment in time, the United States dollar exchange value of that sum of Foreign Currency at that time, as reasonably determined by Bank.

         1.9  "FOREIGN CURRENCY" is defined in Section 2.2(b).

         1.10 "INSIDER" means any shareholder, director, or officer of Borrower.

         1.11 "INTEREST PERIOD" means, for any LIBOR Advance, the time period selected by Borrower pursuant to Section 2.3(a) or 2.3(d)(4) which commences on the first day of such LIBOR Advance and ends on the last day of such time period, and thereafter each subsequent time period selected by Borrower pursuant to Section 2.3(d)(3) which commences on the last day of the immediately preceding Interest Period.

         1.12  "LIBOR ADVANCE" is defined in Section 2.3(a).

         1.13 "LIBOR RATE" means, with respect to any LIBOR Advance for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/8th of 1%) determined pursuant to the following formula:

              LIBOR Rate  =        Base LIBOR Rate
                                ----------------------
                                1 - Reserve Percentage

         1.14 "LOAN DOCUMENTS" means, collectively, this Agreement, any Note or Notes executed by Borrower to the order of Bank, and any other agreement entered into between Borrower and Bank in connection with this Agreement, or otherwise evidencing or securing any of the Obligations.

         1.15 "NOTE" means any and every promissory note, application, disclosure statement, agreement or other document evidencing some or all of the credit terms governing any of the Obligations.

         1.16 "OBLIGATIONS" means all loans, advances, debts, liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Bank to charge Borrower's loan account), obligations, lease payments,

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guaranties, covenants, and duties owing by Borrower to Bank of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any Note or other instrument, or by any other agreement between Bank and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others which Bank may have obtained by assignment or otherwise, and further including all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise; but excluding any obligation of Borrower owing to Bank which is secured by a lien on real property in favor of Bank.

         1.17 "PRIME RATE" means an index rate which Bank establishes from time to time in connection with pricing certain of its loans. Bank may make loans at, above, or below its stated Prime Rate. Information on the current Prime Rate can be obtained by contacting Bank. Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate changes.

         1.18 "RESERVE PERCENTAGE" means, with respect to any Interest Period for a LIBOR Advance, the percentage prescribed by the Board of Governors of the Federal Reserve System and in effect on the first day of the Interest Period, for determining the maximum reserve requirement applicable to "Eurocurrency liabilities" of Bank pursuant to Regulation D or any other applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities" as presently defined in Regulation D.

         1.19 "TYLAN-JAPAN" means Tylan General K.K., Borrower's Japanese subsidiary.

         1.20 "TYLAN-KOREA" means Tylan General Korea Ltd., Borrower's Korean subsidiary.

         1.21 "WON STANDBY L/C" is defined in Section 2.7(a).

         1.22 "YEN STANDBY L/C" is defined in Section 2.6(a).

2.  AVAILABILITY OF CREDIT AND TERMS OF PAYMENT.

         2.1 CREDIT ACCOMMODATIONS. In addition to any credit facilities which Bank has extended or may in the future extend to Borrower pursuant to separate Notes or other Loan Documents, Bank agrees to extend credit to Borrower from time to time in such amounts as Borrower may request, subject to the terms of this Agreement, including the various credit limits and sublimits set forth below. Borrower may obtain credit under this Agreement through any of six (6) separate facilities, referred to as the "Commercial Advance Facility," "Commercial L/C Facility," "Acceptance Facility," "Yen Standby L/C Facility," "Won Standby L/C Facility," and "Standby L/C Advance Facility," respectively (collectively, the "Trade Finance Line").

         2.2 CREDIT LIMIT. The aggregate principal amount of credit outstanding at any one time under the Trade Finance Line shall not exceed, after giving effect to any credit extension, the sum of Eleven Million Dollars ($11,000,000.00). The aggregate principal amount of credit outstanding at any one time under the Commercial Advance Facility, Commercial L/C Facility and Acceptance Facility, together, shall not exceed, after giving effect to any credit extension, the sum of Ten Million Dollars ($10,000,000.00). The aggregate principal amount of credit outstanding at any one time under the Commercial L/C Facility and Acceptance Facility, together, shall not exceed, after giving effect to any credit extension, the sum of One Million Dollars ($1,000,000.00). The aggregate principal amount of credit outstanding at any one time under the Yen Standby L/C Facility, Won Standby L/C Facility and Standby L/C Advance Facility, together, shall not exceed, after giving effect to any credit extension, the sum of Six Million Dollars ($6,000,000.00).

                  (a) CREDIT OUTSTANDING ON LETTERS OF CREDIT. The "principal amount of credit outstanding" with respect to any Commercial L/C shall be deemed to be the full face amount of such Commercial L/C. The "principal amount of credit outstanding" with respect to the Yen Standby L/C and the Won Standby L/C (each a "Standby L/C") shall be deemed to be one hundred twenty percent (120%) of the Dollar Equivalent of the full face amount of such Standby L/C on the date of its issuance, subject to adjustment as set forth in Section 2.2(b) below.

                  (b) ADJUSTMENT FOR CURRENCY FLUCTUATIONS. The exchange rate between the Dollar and the Japanese yen or the Korean won (each a "Foreign Currency"), as appropriate, on the issuance date of any Standby L/C is referred to as the "Base Exchange Rate." If, at any time subsequent to the issuance date of any Standby L/C, the Foreign Currency in which that Standby L/C is denominated appreciates by more than twenty percent (20%) against the Dollar, as compared to the Base Exchange Rate, Bank may from time to time, at its sole option, adjust the formula for calculating the principal amount of credit outstanding with respect to that Standby L/C. The adjusted principal amount of credit outstanding with respect to that Standby L/C would be a percentage of the Dollar Equivalent of the full face amount of the Standby L/C, which percentage would be equal to one hundred percent (100%) plus the percentage of appreciation of the appropriate Foreign Currency against the Dollar, as compared with the Base Exchange Rate. For example, if the appropriate Foreign Currency appreciates 30% against the Dollar as compared to the Base Exchange Rate, Bank may change the formula for determining the principal amount of credit outstanding to one hundred thirty percent (130%) of the Dollar Equivalent of the full face amount of the Standby L/C. If any adjustment in the determination of the principal amount of credit outstanding for a Standby L/C causes Borrower to be overadvanced on the Trade Finance Line, then upon written notice from Bank, Borrower must cure the overadvance by paying down the outstanding balance on the Commercial Advance Facility.

         2.3  COMMERCIAL ADVANCE FACILITY.

                  (a) COMMERCIAL ADVANCES. Subject to the terms and conditions of this Agreement, and upon the request of Borrower made at any time on or before March 31, 1997, Bank agrees to extend credit to Borrower in the form of advances ("Commercial Advances"). Commercial Advances shall not be used to refinance Borrower's obligations under any other facility provided in this Agreement. Each request for a Commercial Advance shall be made by an irrevocable notice to Bank (a "Notice of Advance") which specifies: (i) whether the requested Commercial Advance is to be one which bears interest as provided in
Section 2.3(d)(1)(i) (a "Prime Rate Advance") or an Advance which bears interest as provided in Section 2.3(d)(1)(ii) (a "LIBOR Advance"), (ii) the amount of the requested Commercial Advance, (iii) the date of the requested Commercial Advance, which must be a Business Day, and (iv) if the requested Advance is to be a LIBOR Advance, the initial Interest Period selected by Borrower for such Commercial Advance in accordance with Section 2.3(d)(3). For each

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LIBOR Advance, Borrower shall give the Notice of Advance to Bank at least two
(2) Business Days before the date of the requested Commercial Advance. Each Notice of Advance shall be given by telephone or telex and thereafter immediately confirmed by Borrower in writing to Bank. Notwithstanding anything contained in this Agreement to the contrary, Bank shall have no obligation to make any LIBOR Advance unless the aggregate amount of all LIBOR Advances, including the requested LIBOR Advance, is or will be at least One Million Dollars ($1,000,000.00).

                  (b) CREDIT SUBLIMIT. The aggregate amount of credit outstanding at any one time in the form of Commercial Advances shall not exceed, after giving effect to any credit extension, the sum of Ten Million Dollars ($10,000,000.00).

                  (c) MATURITY OF ADVANCES. The principal amount of each Commercial Advance shall be repaid in full on or before March 31, 1997.

                  (d)  INTEREST RATE.

                           (1) APPLICABLE RATE. At Borrower's election, each
Commercial Advance shall bear interest from the date thereof until paid in full, except as adjusted in Section 2.3(d)(8) below, at a per annum rate equal to either:

                                    (i) Prime Rate Option. During such periods
as any Commercial Advance is a Prime Rate Advance, at a fluctuating rate per annum equal to the Prime Rate. The interest rate applicable to each Prime Rate Advance shall be adjusted concurrently with, and such adjustments shall be effective on the same date as, adjustments in the Prime Rate.

                                    (ii) LIBOR Rate Option. During such periods
as any Commercial Advance is a LIBOR Advance, at a rate per annum equal at all times during each Interest Period to Bank's LIBOR Rate plus one and three-quarters percent (1.75%). The interest rate applicable to each LIBOR Advance shall be adjusted on the first day of each Interest Period.

                           (2) CALCULATION OF INTEREST. Each Commercial Advance
shall, at any given time prior to the maturity date, bear interest at one, and only one, of the rates set forth in Section 2.3(d)(1). Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

                           (3) INTEREST PERIODS FOR LIBOR ADVANCES. The initial
Interest Period and any subsequent Interest Period selected by Borrower pursuant to the terms of this Agreement for any LIBOR Advance may be for a period of one
(1), two (2), or three (3) months. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day. No Interest Period shall extend beyond March 31, 1997.

                           (4) CONVERSION OF PRIME RATE ADVANCES. Borrower may
convert any Prime Rate Advance into a LIBOR Advance, or any LIBOR Advance into a Prime Rate Advance. Any conversion of a LIBOR Advance into a Prime Rate Advance shall be made on, and only on, the last day of the Interest Period for that Commercial Advance pursuant to Section 2.3(d)(3). Borrower shall request Bank to make a conversion of a Prime Rate Advance into a LIBOR Advance by an irrevocable notice to Bank (a "Notice of Conversion") which specifies: (i) the Prime Rate Advance to be converted; (ii) the date of the requested conversion, which shall be a Business Day; and (iii) the initial Interest Period selected by Borrower for such Commercial Advance in accordance with Section 2.3(d)(3). Borrower shall give each Notice of Conversion to Bank at least two (2) business days before the date of the requested conversion. Each Notice of Conversion shall be given by telephone or telex and thereafter immediately confirmed by Borrower in writing to Bank.

                           (5) SUBSEQUENT INTEREST PERIODS. Borrower shall
notify Bank by an irrevocable notice ("Notice of Interest Period Selection") at least two (2) business days prior to the last day of each Interest Period of the time period selected by Borrower for the next succeeding Interest Period for such Commercial Advance in accordance with Section 2.3(d)(3). Each Notice of Interest Period Selection shall be given by telephone or telex and thereafter immediately confirmed by Borrower in writing to Bank. If Borrower fails to give Bank a Notice of Interest Period Selection, the Commercial Advance will automatically convert to a Prime Rate Advance on the last day of the then existing Interest Period for such Commercial Advance.

                           (6) BANK'S RECORDS. Bank's records shall control any
difference between a verbal notice and the corresponding written confirmation of any Notice of Advance, Notice of Conversion, or Notice of Interest Period Selection. Failure by Bank to receive a written confirmation of any verbal notice shall not affect Borrower's obligation to Bank if Bank act's on the verbal notice.

                           (7) ADDITIONAL INTEREST. Borrower shall pay to Bank
on demand, as additional interest, such amounts as will compensate Bank for any increase in the cost or reduction in the rate of return to Bank of making or maintaining any LIBOR Advances under this Agreement (determined by Bank's reasonable allocation of the aggregate of such increases or reductions) by reason of any change in or establishment of (i) any reserve, special deposit or other requirement with respect to assets of, deposits with or for the account of, or credit extended by Bank which are imposed on or deemed applicable by Bank under any law, treaty, rule, regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), (ii) any interpretation thereof by any governmental, fiscal, monetary or other authority charged with the administration thereof or having jurisdiction over Bank, and/or
(iii) any requirement imposed by any such authority, whether or not having the force of law.

                           (8) DEFAULT RATE. The outstanding principal balance
under the Commercial Advance Facility shall bear interest from and after written notice by Bank to Borrower of the occurrence of an Event of Default, at a fluctuating rate equal to the Prime Rate in effect from time to time plus three percent (3.0%).

                           (9) PREPAYMENT. Upon prepayment of any LIBOR Advance
on a day other than the last day of the Interest Period for that LIBOR Advance pursuant to Section 2.3(d)(3), Borrower shall pay to Bank a prepayment fee calculated by multiplying the principal amount being prepaid times the number of days between the date of the prepayment and the last day of the Interest Period divided by 360, times the applicable Interest Differential; provided, that, no such fee shall be payable if the product of the foregoing formula is not positive. "Interest Differential" means, with respect to any prepayment, (a) the per annum interest rate payable under this Agreement with respect to the applicable LIBOR Advance as of the date

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of prepayment, minus (b) the Term Fed Funds (Sold) Rate on the date of prepayment in an amount approximately equal to the principal amount being repaid. "Term Fed Funds (Sold) Rate" means the rate per annum determined by Bank in its sole discretion and announced from time to time as its Term Fed Funds
(Sold) Rate for a period approximately equal to the period from the date of the prepayment to the last day of the Interest Period.

                  (e) COMMERCIAL ADVANCE FACILITY FEE. Borrower shall pay to Bank, in quarterly installments in arrears, a fee equal to one-quarter of one percent (0.25%) per annum of the average daily unutilized portion of the credit available under the Commercial Advance Facility for the quarter.

         2.4  COMMERCIAL L/C FACILITY.

                  (a) COMMERCIAL L/CS. Subject to the terms and conditions set forth herein, and upon the request of Borrower made at any time and from time to time on or before March 31, 1997, Bank agrees to issue commercial letters of credit ("Commercial L/Cs") for the account of Borrower under and pursuant to Bank's Applications and Security Agreements for Commercial Letters of Credit ("Commercial L/C Applications"). Unless otherwise provided herein, all goods purchased with any Commercial L/C shall be consigned to Bank, and such consignment shall be reflected to Bank's satisfaction in all documents of title to such goods. Borrower shall be liable for the payment of any and all sums which may become due to Bank under any Commercial L/C Application.

                  (b) CREDIT SUBLIMIT. Bank shall have no obligation to issue any Commercial L/C hereunder whenever the aggregate face amount of Commercial L/Cs currently issued and to be issued would exceed One Million Dollars ($1,000,000.00).

                  (c) COMMERCIAL L/C EXPIRATION DATES. Bank shall have no obligation to issue a Commercial L/C which expires after the earlier of (i) one hundred eighty (180) days from the date the Commercial L/C is issued, or (ii) June 30, 1997.

                  (d) REIMBURSEMENT OF PAYMENTS ON DRAFTS. Borrower shall immediately reimburse Bank for each and every payment on a draft under any Commercial L/C.

                  (e) DOCUMENTATION. Bank's obligation to issue any Commercial L/C shall be conditioned upon Borrower's prior execution and delivery to Bank of a properly completed Commercial L/C Application, in form and substance satisfactory to Bank.

                  (f) COMMERCIAL L/C FEES. Borrower shall pay Bank's standard fees and commissions in effect from time to time for the issuance, creation, drawdown and/or negotiation of Commercial L/Cs.

         2.5  ACCEPTANCE FACILITY.

                  (a) ACCEPTANCES. Subject to the terms and conditions of this Agreement, and upon the request of Borrower made at any time on or before March 31, 1997, Bank agrees to create acceptances ("Acceptances") based on time drafts under Commercial L/Cs, pursuant to the terms of that certain Acceptance Agreement executed or to be executed by Bank and Borrower (the "Acceptance Agreement"), provided that Bank shall have no obligation to create an Acceptance which has a maturity of more than one hundred eighty (180) days from the date of its creation, or later than September 30, 1997.

                  (b) CREDIT SUBLIMIT. Bank shall have no obligation to create any Acceptance whenever the aggregate face amount of Acceptances created and to be created would exceed One Million Dollars ($1,000,000.00).

                  (c) PAYMENT UPON NEGOTIATION. Borrower shall pay Bank the amount of each Acceptance on demand, but not later than one business day prior to maturity, in accordance with the terms of the relevant Commercial L/C Application, and shall otherwise pay or reimburse Bank in relation to any time draft under a Commercial L/C in accordance with the terms of the relevant Commercial L/C Application and Acceptance Agreement.

         2.6  YEN STANDBY L/C FACILITY.

                  (a) YEN STANDBY L/CS. Subject to the terms and conditions of this Agreement, Bank shall issue a standby letter of credit denominated in Japanese yen (the "Yen Standby L/C") for the account of Borrower and for the benefit of The Sakura Bank, Ltd., Shin-Yokohama Branch ("Sakura-Yokohama"), under and pursuant to Bank's Standby Letter of Credit Application and Advance Agreement ("the Yen Standby L/C Application"). The purpose of the Yen Standby L/C is to support borrowings by Tylan-Japan from Sakura-Yokohama. The beneficiary shall be entitled to draw on the Yen Standby L/C if Tylan-Japan defaults on any agreement relating to the credit facilities provided to Tylan-Japan by Sakura-Yokohama. Borrower shall become liable for the payment of any and all sums which may become due to Bank under the Yen Standby L/C Application.

                  (b) CREDIT SUBLIMIT. Bank shall have no obligation to issue the Yen Standby L/C in a face amount in excess of that sum of Japanese yen for which the Dollar Equivalent at the time of issuance would be Four Million Dollars ($4,000,000.00).

                  (c) L/C EXPIRATION DATE. Bank shall have no obligation to issue the Yen Standby L/C to expire after March 31, 1997.

                  (d) REIMBURSEMENT OF PAYMENTS ON DRAFTS. Borrower shall immediately reimburse Bank for each and every payment on a draft under the Yen Standby L/C.

                  (e) DOCUMENTATION. Bank's obligation to issue the Standby L/C shall be conditioned upon Borrower's prior execution and delivery to Bank of a properly completed Yen Standby L/C Application, in form and substance satisfactory to Bank.

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                  (f) YEN STANDBY L/C FEE. Borrower shall pay to Bank, in
quarterly installments in advance, a fee equal to seven-eighths of one percent (0.875%) per annum of the Dollar Equivalent at the time of issuance of the full face amount of the Yen Standby L/C.

         2.7  WON STANDBY L/C FACILITY.

                  (a) WON STANDBY L/C. Subject to the terms and conditions of this Agreement, Bank shall issue a standby letter of credit denominated in Korean won (the "Won Standby L/C") for the account of Borrower and for the benefit of The Sakura Bank, Ltd., Seoul Branch ("Sakura-Seoul"), under and pursuant to Bank's Standby Letter of Credit Application and Advance Agreement ("the Won Standby L/C Application"). The purpose of the Won Standby L/C is to support borrowings by Tylan-Korea from Sakura-Seoul. The beneficiary shall be entitled to draw on the Won Standby L/C if Tylan-Korea defaults on any agreement relating to the credit facilities provided to Tylan-Korea by Sakura-Seoul. Borrower shall become liable for the payment of any and all sums which may become due to Bank under the Won Standby L/C Application.

                  (b) CREDIT SUBLIMIT. Bank shall have no obligation to issue the Won Standby L/C hereunder in a face amount in excess of that sum of Korean won for which the Dollar Equivalent at the time of issuance would be One Million Dollars ($1,000,000.00).

                  (c) L/C EXPIRATION DATE. Bank shall have no obligation to issue the Won Standby L/C to expire after March 31, 1997.

                  (d) REIMBURSEMENT OF PAYMENTS ON DRAFTS. Borrower shall immediately reimburse Bank for each and every payment on a draft under the Won Standby L/C.

                  (e) DOCUMENTATION. Bank's obligation to issue the Won Standby L/C shall be conditioned upon Borrower's prior execution and delivery to Bank of a properly completed Won Standby L/C Application, in form and substance satisfactory to Bank.

                  (f) WON STANDBY L/C FEE. Borrower shall pay to Bank, in quarterly installments in advance, a fee equal to seven-eighths of one percent (0.875%) per annum of the Dollar Equivalent at the time of issuance of the full face amount of the Won Standby L/C.

         2.8  STANDBY L/C ADVANCE FACILITY.

                  (a) STANDBY L/C ADVANCES. Subject to the terms and conditions of this Agreement, and upon the request of Borrower made at any time on or before March 31, 1997, Bank agrees to extend credit to Borrower in the form of advances ("Standby L/C Advances"), which shall be used for the sole purpose of refinancing Borrower's obligations in relation to drafts under the Yen Standby L/C and/or the Won Standby L/C.

                  (b) CREDIT SUBLIMIT. The aggregate amount of credit outstanding at any one time in the form of Standby L/C Advances shall not exceed, after giving effect to any credit extension, the sum of Six Million Dollars ($6,000,000.00).

                  (c) MATURITY OF STANDBY L/C ADVANCES. The principal amount of each L/C Advance shall be repaid in full on or before March 31, 1997.

                  (d) INTEREST RATE. The principal amounts of all Standby L/C Advances shall bear interest at a fluctuating rate equal to one percent (1.0%) per annum above the Prime Rate in effect from time to time, except as provided in Section 2.8(f), entitled "Default Rate."

                  (e) CALCULATION AND PAYMENT OF INTEREST. Interest accruing on each Standby L/C Advance shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be due and payable monthly in arrears on the first day of each month, except that interest accruing at the default rate set forth in Section 2.8(f) shall be due and payable on demand.

                  (f) DEFAULT RATE. The outstanding principal balance under the Standby L/C Advance Facility shall bear interest from and after written notice by Bank to Borrower of the occurrence of an Event of Default, at a fluctuating rate equal to the Prime Rate in effect from time to time plus four percent (4.0%).

3.  CONDITIONS TO CREDIT.

         3.1 GENERAL CONDITIONS. Bank's obligation to grant, extend or continue any credit to Borrower is subject to the following conditions:

                  (a) DOCUMENTATION. Bank shall have received this Agreement and all documentation required hereunder in relation to any particular extension of credit, duly executed and in form and content satisfactory to Bank.

                  (b) ALL TERMS IN EFFECT. All terms set forth in this Agreement and any other document or agreement executed in connection with the any credit accommodations provided by Bank to Borrower (collectively, the "Credit Accommodations") shall be in full force and effect.

                  (c) NO BREACH. No breach of this Agreement or any other document executed in connection with the Credit Accommodations shall have occurred and be continuing.

                  (d) DOCUMENTATION FEE. Borrower shall have paid to Bank a documentation fee in the amount of Six Thousand Dollars ($6,000.00).

                  (e) OTHER FEES. Borrower shall have paid to Bank: (i) any Commercial Advance Fee that is due and payable; (ii) any Yen Standby L/C Fee that is due and payable; (iii) any Won Standby L/C Fee that is due and payable; and (iv) any Commercial L/C Fees that are due and payable.

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                  (f) SILICON VALLEY BANK LIENS. Borrower shall have delivered to Bank four (4) properly completed and executed UCC-2 terminations, one for each UCC-1 financing statement naming Silicon Valley Bank as the creditor (together, the "Silicon Filings") that is described in Section 3.2(b) below (i.e., file nos. 93023869, 93037673, 93037674, and 9518160390).

         3.2  COLLATERAL.

                  (a) BUSINESS COLLATERAL. As security for the performance of all Obligations, Borrower hereby grants Bank a security interest in all of Borrower's accounts receivable, inventory, equipment, general intangibles, and the products and proceeds thereof located in the United States (the "Collateral").

                  (b) PRIORITY OF SECURITY INTEREST. Except as otherwise provided in this Section 3.2(b), Bank's security interest in the Collateral shall, without exception, be of first priority. Except for the Silicon Filings, each of the UCC-1 financing statements described below cover only equipment. Bank's security interest in the items of equipment shown in the UCC-1 financing statements described below shall be of second priority:

                  Creditor                                                                 Date UCC-1 Filed      File Number
                  --------                                                                 ----------------      -----------
                  Toshiba America Information Systems                                          7/31/91             91166340
                  Pitney Bowes Credit Corp.                                                    10/10/91            91219636
                  Pitney Bowes Credit Corp.                                                    10/10/91            91244782
                  Pitney Bowes Credit Corp.                                                    10/10/91            92099700
                  Hewlett-Packard-Company                                                      8/14/92             92178021
                  Silicon Valley Bank                                                          2/3/93              93023869
                  Copelco Leasing Corporation                                                  2/8/93              93028479
                  Silicon Valley Bank                                                          2/22/93             93037674
                  Silicon Valley Bank                                                          2/22/93             93037673
                  National Westminster Bank USA                                                 6/9/93             93110104
                  Financing for Science International, Inc.                                    7/21/93             93145734
                  Financing for Science International, Inc.                                    10/20/93            93211647
                  Financing for Science International, Inc.                                    11/12/93            93226895
                  Financing for Science international, Inc.                                    12/24/93            93257629
                  Bridgeway Capital Corporation                                                5/2/94              94085204
                  Bridgeway Capital Corporation                                                6/9/94              94116992
                  Bridgeway Capital Corporation                                                6/24/94             94128581
                  Bridgeway Capital Corporation                                                8/10/94             94163837
                  Bridgeway Capital Corporation                                                10/6/94             9429460663
                  Bridgeway Capital Corporation                                                10/6/94             9429560006
                  Bridgeway Capital Corporation                                                10/24/94            9431160050
                  Minolta Business System                                                      1/13/95             9502461057
                  Bridgeway Capital Corporation                                                10/24/94            9431860986
                  Bridgeway Capital Corporation                                                2/6/95              9504560296
                  Bridgeway Capital Corporation                                                2/16/95             9505460540
                  Bridgeway Capital Corporation                                                2/21/95             9505660181
                  Bridgeway Capital Corporation                                                3/3/95              9506760480
                  Bridgeway Capital Corporation                                                3/23/95             9508760156
                  The Mutual Life Insurance Company of New York                                3/31/95             9509460917
                  Bridgeway Capital Corporation                                                4/10/95             9510360171
                  Bridgeway Capital Corporation                                                5/1/95              9512161167
                  Bridgeway Capital Corporation                                                5/1/95              9512260871
                  Bridgeway Capital Corporation                                                6/12/95             9516560185
                  Silicon Valley Bank                                                          6/28/95             9518160390
                  Bridgeway Capital Corporation                                                7/25/95             9520960014
                  Minolta Business System                                                      8/16/95             9522960626
                  Office Depot/Eastman Inc.                                                    8/31/95             9525060009


                  (c) DOCUMENTATION. As a condition precedent to Bank's obligation to grant, extend or continue any credit to Borrower, Borrower shall have executed and delivered to Bank such documentation, including but not limited to security agreements, assignment agreements, and financing statements, as Bank deems necessary to create and perfect the security interests referred to in this Agreement, all in form and substance satisfactory to Bank.

  4. REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations and warranties, which shall be deemed repeated on the occasion of each granting, extension, or continuation of credit by Bank to Borrower:

         4.1 IDENTITY AND ORGANIZATION. Borrower is a corporation duly organized and existing under the laws of the state of Delaware and has the organizational power to make and perform this Agreement and any Note or other Loan Document.

         4.2 LICENSING AND QUALIFICATION. Borrower is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on Borrower's business in the places and manner presently conducted.

         4.3 FINANCIAL STATEMENTS AND FINANCIAL CONDITION. Borrower's financial statements, as of January 31, 1996, previously furnished to Bank, are complete, correct and fairly present the financial position of Borrower as of the date and for the period indicated. Borrower has no contingent liabilities of any substantial amount which are not reflected in such financial statements. Since the date of the financial statements referred to in this section, (i) there has been no materially adverse change in the condition of Borrower, financial or otherwise, and (ii) Borrower has not entered into, incurred or assumed any material long-term debts, mortgages, leases or oral or written commitments, commenced any significant project, or made any significant purchase or acquisition of any property, other than in the ordinary course of business.

         4.4 ASSETS. Borrower has good and marketable title to all property and assets reflected in the financial statement referred to in the immediately preceding section of this Agreement, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to that date. Borrower does not have any outstanding liens or encumbrances on any of Borrower's properties or assets, except as reflected in such financial statement or in Section 3.2(b) above. Borrower is not a party to any security agreements or title retention agreements, whether in the form of leases or otherwise, affecting any of Borrower's personal property except as reflected in such financial statement or in Section 3.2(b) above.

         4.5 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower upon reasonable inquiry, threatened against or affecting Borrower at law, in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if adversely determined would have a materially adverse effect on the business or financial condition of Borrower. Borrower is not in default of any order, writ, injunction or decree.

         4.6 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance. To the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

         4.7 TAXES. Borrower has filed all United States federal and state tax returns which are required to be filed and has paid or made adequate provision for the payment of all taxes which have or may become due pursuant to those returns, to any matters raised by audits, assessments received by Borrower, and for any other causes known to Borrower, including foreign taxes.

         4.8 OTHER AGREEMENTS. No event has occurred and is continuing which constitutes, or which, with the giving of notice or lapse of time or both, would constitute, an event of default or a default under any agreement, note or other evidence of indebtedness of to which Borrower is a party.

         4.9 VALID AND BINDING AGREEMENTS. This Agreement and all Notes and other Loan Documents executed by Borrower and delivered to Bank at any time will, when executed and delivered, constitute valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally.

  5. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, so long as Bank has committed to extend any credit accommodations to Borrower, and until payment in full of all Obligations, Borrower shall do all of the following:

         5.1  FINANCIAL STATEMENTS AND TAX RETURNS.

                  (a) ANNUAL FINANCIAL STATEMENTS. Deliver to Bank, within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal period, audited by independent certified public accountants acceptable to Bank. Such financial statements shall include a balance sheet,and profit and loss statement, as well as all related letters and opinions rendered by the accountants to Borrower, and shall fairly reflect the financial condition and operations of Borrower.

                  (b) ANNUAL CONSOLIDATING FINANCIAL STATEMENTS. Deliver to Bank, within ninety (90) days after the end of each of Borrower's fiscal years, consolidating financial statements of Borrower and it's operating subsidiaries, for each such fiscal period, audited by independent certified public accountants acceptable to Bank. Such financial statements shall include a balance sheet and profit and loss statement, as well as all related letters and opinions rendered by the accountants to Borrower and it's operating subsidiaries, and shall fairly reflect the financial condition and operations of Borrower and it's operating subsidiaries. together with the above, Borrower shall also deliver Borrower's form 10-K's, if any, as soon as the same become available.

                  (c) 10-Q REPORT AND QUARTERLY CONSOLIDATING FINANCIAL STATEMENTS. Deliver to Bank, within sixty (60) days after the end of each of Borrower's fiscal quarters: (i) a copy of Borrower's 10-Q report for the fiscal quarter; and (ii) consolidating financial statements of Borrower and it's operating subsidiaries for the fiscal quarter, prepared by Borrower. Such financial statements shall include a balance sheet and profit and loss statement, and shall fairly reflect the financial condition and operations of Borrower and it's operating subsidiaries.

                  (d) FINANCIAL PROJECTIONS. Deliver to Bank within sixty (60) days of the beginning of each of Borrower's fiscal years, consolidating and consolidated financial projections for Borrower including balance sheets, income statements, and cash flow projections for the next succeeding fiscal year, prepared by Borrower.

                  (e) CERTIFICATES. Deliver to Bank together with each financial statement delivered to Bank the certificate of the principal financial officer of Borrower stating that, as of the end of the period covered by such financial statement, he or she has no knowledge that an Event of Default, or an event which with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing or, if any Event of Default or other such event has occurred and is continuing, a statement as to its nature and the action which Borrower proposes to take with respect to it.

                  (f) ADDITIONAL FINANCIAL INFORMATION. Deliver such additional information as Bank may from time to time reasonably request with respect to the business affairs and financial condition of Borrower or any Guarantor.

         5.2  FINANCIAL COVENANTS.

                  (a) EFFECTIVE TANGIBLE NET WORTH. At all times maintain an Effective Tangible Net Worth (defined as Borrower's net worth, plus Borrower's debt subordinated to Bank, less all of the following: Borrower's patents, licenses, goodwill, subscription lists, organization expenses, deferred taxes, monies due from affiliates [including employees, officers, directors and shareholders] and prepaid expenses) of not less than Thirty Five Million Dollars ($35,000,000.00).

                  (b) DEBT TO WORTH RATIO. At all times maintain a maximum Debt to Effective Tangible Net Worth Ratio (defined as Borrower's total liabilities, less Borrower's debt subordinated to Bank, divided by Borrower's Effective Tangible Net Worth) of not more than 1.25:1.

                  (c) CURRENT RATIO. At all times maintain a minimum Current Ratio (defined as Borrower's current assets divided by Borrower's current liabilities) of 1.5:1.

                  (d) QUICK RATIO. At all times maintain a minimum Quick Ratio (defined as Borrower's cash, marketable securities and accounts receivable divided by Borrower's current liabilities) of 0.75:1.

                  (e) FIXED CHARGE COVERAGE RATIO. At all times maintain a minimum Fixed Charge Coverage Ratio (defined as Borrower's profits before provision for interest expenses, income taxes, depreciation and amortization, divided by Borrower's interest payments, capital expenditures and the current portion of long-term debt) of 1.5:1.

                  (f) PROFITABILITY. Achieve a net after tax profit for each of Borrower's fiscal years of at least One Dollar ($1.00); avoid sustaining, after taxes, a loss for any two consecutive fiscal quarters.

         5.3 MAINTENANCE OF BUSINESS STRUCTURE. Remain in and continue to operate substantially the same line of business presently engaged in; conduct business in an orderly, efficient, and customary manner; maintain and preserve all rights, privileges and franchises necessary or desirable in the conduct of Borrower's business; and maintain and preserve its organizational existence.

         5.4 MAINTENANCE OF PROPERTIES. Maintain, preserve and keep all properties and assets necessary or useful in Borrower's business in good working order and condition.

         5.5 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities, including obligations imposed by ERISA and hazardous substance laws, non-compliance with which could materially adversely affect its business or credit, except where contested in good faith and by appropriate proceedings.

         5.6 TAXES AND CLAIMS. Pay and discharge promptly all taxes, assessments, governmental charges and levies imposed upon Borrower or upon Borrower's income and profits or upon any properties belonging to Borrower, prior to the date upon which penalties could be imposed, pay or deposit in a timely manner all F.I.C.A. payments and withholding taxes required of Borrower by applicable law, and, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such payments or deposits, and pay all lawful claims for labor, materials and supplies that, if unpaid, might become a lien or charge upon Borrower's property, provided that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by proper proceedings and if Borrower shall have set aside on Borrower's books and shall maintain adequate reserves for the payment of the same in accordance with GAAP.

         5.7 INSURANCE. Obtain and maintain insurance with responsible companies in such amounts and against such risks (a) as is usually carried by business entities engaged in similar businesses similarly situated, and (b) as is specifically required by Bank in writing, and furnish Bank on request copies of and full information as to the insurance maintained by Borrower.

         5.8 NOTICE OF DEFAULTS. Give prompt written notice to Bank of any Event of Default under this Agreement or of any event of default arising under any other agreement or indenture entered into by Borrower, or of any other matter which has resulted in or might result in a materially adverse change in Borrower's financial condition or operations.

         5.9 CHANGES IN MANAGEMENT OR LOCATION. Give prompt written notice to Bank of any changes in (a) the senior management positions of Borrower, or (b) the location of Borrower's chief executive offices.

         5.10 LIENS, LITIGATION. Give prompt written notice of the existence of any and all liens, judgments, litigation and contingent liabilities affecting Borrower or any of its assets, and which involve a dispute or obligation (actual or alleged) where at least One Hundred Thousand Dollars ($100,000) is at issue.

         5.11 RECORDS. Keep and maintain full and accurate accounts and records of Borrower's business operations according to GAAP and permit Bank and its designated officers, employees, agents and representatives to have access to such accounts, records and operations and to make examinations thereof at all reasonable times.

         5.12 EXECUTION OF OTHER INSTRUMENTS. Do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, covenants, assurances or further instruments and documents as Bank may reasonably request in order to carry out the intent and purpose of this Agreement and each other agreement of Borrower with Bank.

         5.13 BANK EXPENSES. Immediately upon notice thereof, reimburse Bank for all sums expended by Bank which constitute Bank Expenses. Borrower hereby authorizes and approves all reasonable advances and payments by Bank for items constituting Bank Expenses; provided, however, that Borrower shall not reimburse Bank for Bank's expenses incurred in advising, structuring, drafting and reviewing the Loan Documents in excess of the Six Thousand Dollar ($6,000.00) documentation fee set forth in Section 3.1(d).

6. NEGATIVE COVENANTS. Borrower covenants and agrees that, so long as Bank has committed to extend any credit accommodations to Borrower, and until payment in full of all Obligations, Borrower will not do any of the following without Bank's prior written consent:

         6.1 DISPOSAL OF ASSETS. Sell, lease, otherwise dispose of any material part of its property or assets, now owned or hereafter acquired, except (a) obsolete or worn-out property, (b) real estate not used or useful in its business, or (c) inventory sold in the ordinary course of business.

         6.2 ACQUISITIONS. Except for Borrower's pending acquisition of Span Instruments, Inc., purchase, acquire or incur any liability for the purchase or acquisition of any or all of the assets or business of any person, firm or corporation.

         6.3 CAPITAL EXPENDITURES. Make capital expenditures, including but not limited to expenditures for fixed assets such as real property, improvements and equipment, in excess of an aggregate for any one (1) fiscal year of Six Million Dollars ($6,000,000.00).

         6.4 NEW LEASES. Lease or become liable as lessee upon any new lease of real or personal property if the aggregate rental payments under all such leases accrued and to accrue shall exceed One Million Dollars ($1,000,000.00) for each fiscal year of Borrower. For the purpose of this covenant, the term "rental payments", with respect to any lease for any period, shall mean the aggregate amounts payable by the lessee for such period, including taxes, insurance, interest, and amortization charges, but excluding maintenance charges.

         6.5 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

         6.6 PURCHASE OF SECURITIES. Utilize any proceeds of any credit extended by Bank to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         6.7 EXTRAORDINARY DEBTS. Incur any debts outside the ordinary and usual course of Borrower's business except for renewals or extensions of existing debts.

         6.8 PREPAYMENTS. Prepay any existing indebtedness owing to any third party.

         6.9 ENCUMBRANCES AND LIENS. Create, execute, assume or permit the existence of any mortgage, deed of trust, security agreement, pledge, or encumbrance, including the lien of an attachment, judgment or execution, or execute or permit to be filed any financing statement, affecting any or all of Borrower's property, real, personal or mixed, whether now owned or hereafter acquired, except: (a) liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided Borrower shall have set aside on its books and shall maintain adequate reserves for their payment in conformity with GAAP, and (b) liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of its business.

         6.10 EXTRAORDINARY LOANS. Make any advance or loan except loans or advances in the ordinary course of Borrower's business as presently conducted.

         6.11 GUARANTY. Guaranty or otherwise become in any way liable in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000.00) with respect to the obligations of any third party except by indorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Bank, and except for the following guaranties of Tylan-Japan in effect as of the date hereof:

                  Lender                               Approximate Balance at 3/31/96 (in Yen)
                  ------                               ---------------------------------------
                  Japan Development Bank                                30,000,000
                  Mitsubishi Trust & Banking                            73,000,000
                  Mitsubishi Trust & Banking                            35,000,000
                  Asahi Bank                                            88,000,000

         6.12 CHANGE OF NAME. Change Borrower's name, business structure, or identity, or add any new fictitious name.

         6.13 SUSPENSION OF BUSINESS. Suspend or go out of business.

         6.14 CONSOLIDATION AND MERGER. Merge or consolidate with or into any other business organization, except for Borrower's pending acquisition of Span Instruments, Inc.

         6.15 CHANGE OF OWNERSHIP. Cause, permit, or suffer any change greater than ten percent (10.0%), direct or indirect, in the capital ownership in Borrower of any Insider.

         6.16 ACCOUNTING METHODS. Modify or change Borrower's method of accounting or enter into, modify, or terminate any agreement presently existing, or at any time hereafter entered into with any third party, accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Bank information regarding Borrower's assets or financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that Bank may contact directly any such accounting firm or service bureau in order to obtain such information.

7. EVENTS OF DEFAULT. If one or more of the following described events (each an "Event of Default") occurs:

         7.1 Borrower fails to pay, within ten (10) days after receipt of notice from Bank, any portion of the Obligations (whether of principal, interest, taxes, reimbursement of Bank Expenses, or otherwise) that are then due and payable or declared due and payable;

         7.2 Borrower fails or neglects to perform or observe any term, provision, condition, or covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank;

         7.3 There is a material impairment of the prospect of repayment of any portion of the Obligations owing to Bank or a material impairment of the value or priority of Bank's security interest in any Collateral;

         7.4 Any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or levied upon, or comes into the possession of any judicial officer or assignee;

         7.5  An Insolvency Proceeding is commenced by Borrower;

         7.6 An Insolvency Proceeding is commenced against Borrower, and remains undismissed, unstayed and in effect sixty (60) days after the commencement thereof;

         7.7 Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs (for purposes of this Section 7.7, a "material part of its business affairs" shall mean a part generating more than five percent (5.0%) of its annual revenue);

         7.8 A notice of lien, levy, or assessment is filed of record with respect to Borrower's assets having a value in excess of One Hundred Thousand Dollars ($100,000.00) by the United States government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon Borrower's assets having a value in excess of One Hundred Thousand Dollars ($100,000.00) and the same is not paid on the payment date thereof;

         7.9 A judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets;

         7.10 A default occurs under any agreement to which Borrower is a party with third parties resulting in a right by such third parties to accelerate the maturity of Borrower's indebtedness, and such indebtedness is in excess of One Hundred Thousand Dollars ($100,000.00) and is not cured within thirty (30) days of Borrower's notice thereof;

         7.11 Borrower makes any payment on account of indebtedness which has been subordinated to the Obligations except to the extent such payment is allowed under any subordination agreement entered into with Bank;

         7.12 Any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Bank by Borrower or any officer, employee, agent, or director of Borrower in relation to any credit accommodations extended by Bank to Borrower, or if any such warranty or representation is withdrawn by the maker thereof;

THEN, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by Bank, at the option of Bank and at Bank's sole discretion, Bank may terminate each commitment to extend any credit accommodations to Borrower and each Obligation outstanding shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, if not otherwise then due and payable, anything herein or in any Note or other document contained to the contrary notwithstanding, and Bank may immediately, and without expiration of any period of grace, enforce any and all of Bank's rights or remedies provided by this Agreement or any Note or other Loan Document, or any other rights or remedies afforded by law.

8.  MISCELLANEOUS PROVISIONS.

         8.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Bank.

         8.2 ENTIRE AGREEMENT. All previous oral understandings and agreements between the parties respecting the transactions contemplated by this Agreement are merged in this Agreement. This Agreement, together with the underlying Loan Documents evidencing or contemplated by this Agreement, represents the entire agreement between the parties and supersedes any and all previous written or oral agreements or discussions between the parties and any other person or entity concerning the transactions contemplated herein. If any conflict exists between the terms of this Agreement and the terms of any Note executed in relation to this Agreement, the terms of this Agreement shall control.

         8.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower from its Obligations. Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate, or grant participations in, all or any part of Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

         8.4 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

         8.5 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         8.6 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         8.7 AMENDMENTS IN WRITING. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

         8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

         8.9 JURY TRIAL WAIVER. BORROWER AND BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH.

         8.10 CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER AND CONCERNING THE COLLATERAL SECURING THE OBLIGATIONS, IF ANY, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. BORROWER WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO SUCH VENUE AND HEREBY CONSENTS TO ANY COURT ORDERED RELIEF.

         Borrower and Bank have executed this Agreement as of the date first above written.

                                            TYLAN GENERAL, INC.,

                                            a Delaware corporation

                                            By: /s/ David L. Stone
                                                ----------------------------
                                            Title: Chief Financial Officer
                                                ----------------------------
                                            By:
                                                ----------------------------
                                            Title:
                                                ----------------------------

                                            MANUFACTURERS BANK,
                                            a California banking corporation

                                            By: /s/ K. Y. Cheng
                                                ----------------------------
                                            Title: Senior Vice President
                                                ----------------------------

        [MANUFACTURERS BANK LOGO]


                               SECURITY AGREEMENT

MANUFACTURERS BANK, a California corporation ("Bank"), whose address is 320 B Street, San Diego, California 92101 and TYLAN GENERAL, INC. ("Debtor"), whose mailing address is 9577 Cheasapeake Drive, San Diego, California 92123 and whose principal place of business is located at same address as mailing address, hereby agree as follows:

1. SECURITY INTEREST. Debtor hereby grants to Bank a security interest in the property described in paragraph 2 below.


2. DESCRIPTION OF COLLATERAL. The property in which Debtor grants Bank a security interest shall consist of all of the following property of Debtor, now owned or hereafter acquired, and all accessions, products, offspring, rents, profits and proceeds thereof located in the United States ("Collateral"):

                           -----------------------------
                           -   All Accounts
                           -   All Inventory
                           -   All Equipment
                           -   All General Intangibles
                           -----------------------------
3.  DEFINITIONS.

         3.1 The term "Accounts" means all of Debtor's presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Debtor arising out of the sale or lease of goods or the rendition of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor;

         3.2 The term "Inventory" means all present and future inventory in which Debtor has any interest including goods held for sale or lease or to be furnished under contract of service and all of Debtor's present and future raw materials, work in process, finished goods, and packaging and shipping materials, wherever located, and any documents of title representing any of the above. The term Inventory as used in this Agreement shall be deemed to include Imported Inventory;

         3.3 The terms "Imported Inventory and Documents" mean, respectively,
(i) all of Debtor's inventory wherever located, including but not limited to goods, merchandise, raw materials, goods in process, finished and unfinished goods and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, which is imported under letters of credit issued by Bank from any nation, territory, member of a commonwealth, principality or possession of a nation other than a state of the United States of America ("Imported Inventory"), and (ii) all documents evidencing or relating to such Imported Inventory, including but not limited to documents of title, bills of lading, dock warrants, dock receipts and negotiable and non-negotiable warehouse receipts.

         3.4 The term "Equipment" means all of Debtor's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, motor vehicles, tools, parts, dies, jigs, goods (other than consumer goods or farm products) and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         3.5 The term "General Intangibles" means all of Debtor's present and future general intangibles and other personal property (including all credit balances with, and any monies due from, a factor, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds, and refund claims) other than goods and Accounts;

         3.6 The term "proceeds" includes whatever is received by Debtor upon the sale, exchange, collection or other disposition of Collateral or proceeds thereof, including without limitation insurance proceeds;

         3.7 The term "Bank" as used in this Agreement shall be deemed to include Manufacturers Bank, a California corporation, and any successor or assign of Manufacturers Bank;

         3.8 The term "Debtor" as used in this Agreement shall be deemed to include the individual or individuals, association, partnership, corporation or other entity heretofore identified as "Debtor" and any successor of Debtor, including without limitation, in the case of a partnership, any general or limited partnership which is created by reason of the admission of any new partner to the existing partnership, the dissolution of the existing partnership, or the continuation of the business of the existing partnership after the death, resignation, or withdrawal of any partner.

4. SECURED OBLIGATIONS. The security interest granted herein shall secure the payment and performance of all Obligations of Debtor to Bank, however incurred, and now or hereafter existing. The term "Obligations" means:

         4.1 All loans, advances and other extensions of credit heretofore, now, or hereafter made by Bank to Debtor and all other obligations of Debtor to Bank. whether voluntary or involuntary, whether due or not due, whether absolute or contingent, whether joint or several, and whether incurred directly to Bank or acquired by Bank by assignment or otherwise, together with interest thereon, and all renewals, modifications and extensions thereof;

         4.2 Debtor's obligation to pay all amounts advanced, expended or incurred by Bank resulting from Debtor's failure to perform any term or condition of this Agreement or resulting from Debtor's breach of any warranty or representation made by Debtor to Bank under this Agreement or otherwise;

         4.3 Debtor's obligation to pay all amounts advanced, expended or incurred by Bank under the terms of this Agreement, or for the maintenance, or preservation of the Collateral, together with interest thereon;

         4.4 All obligations of Debtor arising from any guaranty executed by Debtor in favor of Bank guaranteeing the debts of another to Bank;

         4.5 Any and all other obligations of Debtor to Bank, direct or indirect, absolute or contingent, joint or several, whether or not otherwise secured.

Unless Debtor and Bank otherwise agree in writing, the term Obligations does not include "consumer credit" subject to the disclosure requirements of the Federal Truth in Lending Act or any regulations promulgated thereunder.

5. WARRANTIES AND REPRESENTATIONS. The following warranties and representations, which are hereby made by Debtor to Bank, are true and correct at the time of the execution of this Agreement and shall survive so long as any of the Obligations remain unsatisfied.

         5.1 If Debtor is a corporation or other entity, Debtor is duly organized, validly existing and in good standing under the laws of each jurisdiction in which it transacts business;

         5.2 Debtor is duly authorized and empowered to enter into, implement and carry out the provisions of this Agreement and any note or other document or agreement relating to this Agreement and will not thereby be in conflict with or violate any of the terms or provisions, of any statute, regulation, ordinance, corporate charter or by-law, agreement or other instrument which is binding upon Debtor;

         5.3 Except for the security interest granted under this Agreement and the senior security interests described in Section 3.2(b) of that certain Loan Agreement dated as of _____________, 1996 between Debtor and Bank (the "Loan Agreement"), the Collateral is free and will remain free from any default, offset, security interest, lien, encumbrance, adverse claim, counterclaim, contingency, or right of cancellation or return;

         5.4 There are no actions, suits or claims pending or to Debtor's knowledge threatened against Debtor or any part or all of the Collateral which may adversely affect Bank's security interest in the Collateral, Debtor or Debtor's ability to perform any of Debtor's obligations under the terms of this or any other agreement between Debtor and Bank;

         5.5 Debtor's chief place of business is located at the address set forth in this Agreement, and Debtor has given Bank the addresses of all other business locations of Debtor;

         5.6 The name of Debtor set forth above is Debtor's full and correct name, and Debtor does not operate under any other names, trade names or trade styles except as disclosed in writing to Bank;

         5.7 Debtor is the true and lawful owner of the Collateral, and Debtor will be the true and lawful owner of all Collateral acquired hereafter by Debtor;

         5.8 All Inventory and Equipment constituting a part of the Collateral are and will be maintained in good condition and repair;

         5.9 Each of the Accounts and Instruments and all documents pertaining thereto are genuine in all respects, and the amount thereof represents and will represent an undisputed claim or demand for the amount shown due and is not and will not be subject to any defense, offset, counterclaim or contingency whatsoever; and

         5.10 Subject to any limitations stated therein, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Bank by or on behalf of Debtor accurately represent the financial condition of Debtor as of the dates they are furnished to Bank and have been and will be prepared in conformity with generally accepted accounting principles applied on consistent basis. All other information, reports and data furnished by or on behalf of Debtor to Bank are and will be at the time they are furnished, complete, accurate and correct in all respects.

6.  DEBTOR'S COVENANTS.  Debtor agrees as follows:

         6.1 Debtor will maintain complete and accurate books and records with respect to the Collateral at its principal place of business in form and substance satisfactory to Bank. Bank shall at all times be afforded access to Debtor's books and records and may inspect, audit, and make copies of all or any part of such books and records and any data relating to the Collateral, and Bank will have free access to and the right to obtain and copy any computer information held by Debtor or third parties pertaining to the Collateral. At Bank's request, Debtor will provide Bank with balance sheets, earning statements and such other financial data of Debtor as Bank may request as of the dates specified by Bank;

         6.2 Debtor will pay and perform all of the Obligations when due, including without limitation all of its obligations under this Agreement;

         6.3 Debtor at Debtor's cost will appear in and defend any and all lawsuits and proceedings of any type which in Bank's opinion do or may affect the Collateral;

         6.4 At Bank's request, Debtor will deliver to Bank any and all instruments and other documents as Bank may request relating to all or any part of the Collateral and pay Bank's costs for any review thereof by Bank;

         6.5 Debtor will make any and all notations in Debtor's books and records requested by Bank relating to all or any part of the Collateral;

         6.6 Debtor will execute any and all documents and instruments, including any specified by Bank, to evidence, effectuate, perfect, maintain, preserve, and protect Bank's security interest in the Collateral;

         6.7 Debtor will post such notices as Bank shall designate upon the Collateral or in or about the areas where the Collateral may be located;

         6.8 Debtor will notify Bank immediately of any theft, loss, or destruction of or damage to all or any part of the Collateral;

         6.9 Debtor will pay promptly any and all expenses incurred in the purchase, delivery, repair or use of the Collateral;

         6.10 At Bank's request, Debtor will give Bank detailed statements of any and all bills, notes, charges or wages which have not been paid by Debtor or are overdue or of any other obligations which Debtor has not fulfilled;

         6.11 Debtor will give Bank prompt notice of all claims, actions and proceedings instituted or threatened against Debtor or affecting all or any part of the Collateral;

         6.12 Without Bank's prior written consent, Debtor will not sell, transfer, pledge, hypothecate, lease or otherwise dispose of or abandon all or any part of the Collateral, other than Inventory in the ordinary course of business;

         6.13 Debtor agrees that if Equipment constitutes a part of the Collateral, such Equipment shall be located and kept at the Debtor's principal place of business indicated above unless otherwise agreed to in writing by Bank. Without Bank's prior written consent, Debtor will not move Equipment or Inventory (except as to sales of Inventory in the ordinary course of business) from its location at Debtor's principal place of business or from such other location as Bank may have agreed upon in writing. Debtor hereby represents that no Equipment constituting a part of the Collateral is a fixture to real property, and Debtor agrees that no Equipment shall become a fixture to real property without Bank's prior written consent;

         6.14 Debtor will immediately pay to Bank any and all costs and expenses, including attorneys' fees, incurred or paid by Bank in establishing, maintaining, protecting or enforcing any and all of Bank's rights under this Agreement, including without limitation any costs and expenses incurred or paid by Bank in defending Bank's security interest in or title or right to all or any part of the Collateral or in collecting or attempting to collect, or enforcing or attempting to enforce payment of any of the Accounts and Instruments constituting a part of the Collateral. Debtor agrees to pay interest on the funds so expended by Bank at the rate set forth in the Loan Agreement;

         6.15 Debtor shall at all times provide and maintain, at Debtor's cost, insurance policies insuring the Collateral against loss or damage by fire and other risks normally covered by extended coverage insurance, theft, burglary, and such other risks customarily insured against by companies engaged in businesses similar to that of Debtor. Each such policy shall be in an amount, upon such terms, and written by a company satisfactory to Bank. Each such policy shall name the Bank as the exclusive additional named insured under a lender's loss payable form satisfactory to Bank which shall provide, in part, that no act or omission by Debtor shall affect Bank's right to recover under such policy. All policies of insurance shall provide for at least 30 days prior written cancellation notice to Bank. Bank is authorized to use the proceeds of such insurance to reduce any or all of the Obligations in such manner and order as Bank may determine, in its sole discretion. Debtor will provide Bank with a certificate of insurance for each policy and a copy of all reports given to insurance companies. Upon Bank's request, Debtor shall deliver all such policies of insurance to Bank. If Debtor fails to maintain such insurance, Bank may at its option provide such insurance at the expense of Debtor. If Bank takes possession of any Inventory or Equipment, the insurance policies and any unearned or returned premium thereon shall, at the option of Bank, become the sole property of Bank. At no time will Debtor use or operate any of the Collateral in a manner which is contrary to or which would invalidate any of the provisions of any insurance policy pertaining to the Collateral;

         6.16 Debtor will undertake any and all acts required to maintain, preserve and protect the Collateral and Bank's security interest in the Collateral, including any such acts requested by Bank, and Debtor will not permit any waste of the Collateral.

         6.17 Debtor will not modify the terms of any of the Accounts which constitute a part of the Collateral without the prior written consent of Bank;

         6.18 At Bank's request, Debtor will use its best efforts to obtain and deliver to Bank a document executed by each party with any interest in the real property upon which any part of the Collateral is located, stating that such party consents to Bank's security interest in such Collateral, (disclaims any interest in or right to such Collateral), disclaims any interest in or right to such Collateral, waives any right to foreclose or levy upon such Collateral, and authorizes Bank to enter on such real properly at any time to remove such Collateral;

         6.19 Debtor assumes all risk and liability arising from the use and operation of the Collateral, either by negligence or otherwise, and hereby indemnifies and holds Bank harmless from any and all claims, costs, damage, loss and expenses, including but not limited to attorneys' fees, arising out of or related to the Collateral, any loss or damage of any kind to person or property caused by the Collateral or its use and operation, or Debtor's performance under this Agreement;

         6.20 If the Collateral is in the possession or control of Bank, such Collateral will be stored, deposited and cared for at the risk of Debtor;

         6.21 If the Collateral consists of one or more time deposits, the Debtor will promptly renew and continue to renew the time deposits so along as Bank has committed to extend any credit to Debtor or any of Debtor's Obligations remain unpaid or outstanding. In the event Debtor does not promptly renew any of the time deposits, Bank may in its sole discretion elect to renew the time deposits on behalf of Debtor, and the interest rate applicable for any such renewals will be Bank's standard rate in effect from time to time for time deposits of like amount and terms as of the effective date of the renewal;

         6.22 Debtor will hold all proceeds of the Collateral in trust for Bank and will not commingle such proceeds with any other property;

         6.23 Debtor will give Bank proof of payment of all taxes, liens and assessments on the Collateral at least 10 days prior to the date such payments are due;

         6.24 Debtor will give Bank written notice of all changes in the directors, officers and other key personnel of Debtor (if Debtor is a corporation), or partners or joint venturers of Debtor (if Debtor is a partnership or joint venture) or all managing personnel of Debtor (if Debtor is an entity other than a corporation, partnership or joint venture, including but not limited to a trust);

         6.25 Debtor will provide Bank with at least 30 days prior written notice of any change in Debtor's name, trade name, trade style or address; and

         6.26 Debtor will comply with all statutes, regulations and ordinances pertaining to the Collateral or the conduct of Debtor's business.

7. ACCOUNTS AND INSTRUMENTS. If Accounts constitute a part of the Collateral:

         7.1 Upon the occurrence of an Event of Default under and as defined in the Loan Agreement, Bank may notify any Account or Instrument debtor or any obligor of Debtor to make payments directly to Bank. If such notification is made, Debtor hereby authorizes each Account and Instrument debtor or obligor to whom such notification is given to make payment to Bank;

         7.2 Bank authorizes Debtor to collect any and all Accounts and any and all payments under any Instruments, and Debtor agrees to use its best efforts to effect the prompt collection thereof;

         7.3 Bank may at anytime and without notice to Debtor cancel Debtor's right to collect any or all of the Accounts and Instruments. Upon such cancellation, Bank will have the sole right, whether or not Debtor is in default under the terms of this Agreement, to settle, adjust or release any or all of the Accounts and Instruments and to collect payment upon any or all of the Accounts and Instruments. Upon such collection, after deducting any attorneys' fees and other collection expenses, Bank shall apply the net amount received by Bank upon the Obligations in such order and manner as Bank may determine;

         7.4 At Bank's request, Debtor shall within such time as Bank designates furnish Bank with a schedule of all Accounts and Instruments showing as to each Account and Instrument the name and address of the debtor thereunder, the amount of each payment made by the debtor thereunder, the amount outstanding and any other information Bank may request;

         7.5 At Bank's option, Bank may request payment in kind from any Account or Instrument debtor or obligor. If such request is made by Bank, Debtor hereby authorizes each Account and Instrument debtor and each obligor to whom such a request is made to make payment to Bank;

         7.6 At Bank's option, Bank may instruct Debtor to deposit any or all payments upon Accounts and Instruments into a special account subject to Bank's control, and Debtor shall comply with such instruction;

         7.7 Debtor's right to collect Accounts and payments on any Instruments shall automatically terminate upon default by Debtor under the terms of this or any other agreement with Bank; and

         7.8 At Bank's request, Debtor shall immediately deposit with Bank all Instruments which are a part of the Collateral containing such endorsements and together with such documents of transfer as Bank may require.

8. ADDITIONAL RIGHTS OF BANK. In addition to all other rights provided in this Agreement and under law to Bank:

         8.1 Bank has the sole right to direct the application of payments received from Debtor in any manner Bank may deem advisable, notwithstanding any entry on Bank's books or records;

         8.2 If Bank attempts to take possession of all or any part of the Collateral by court process, to the extent permitted by law, Bank shall not be required to post any bonds, surety or security relating to the Collateral which may be required by any statute, court rule, or otherwise as an incident to Bank's possession of the Collateral.

         8.3 Bank shall not be required to credit Debtor with any non-cash payments or proceeds received by Bank. Such payments or proceeds shall constitute conditional payments until cash or cash equivalent is received by Bank;

         8.4 If any payment made by or on behalf of Debtor to Bank on account of any or all of the Obligations is invalidated, determined to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver, custodian, assignee, or any other party for any reason, including without limitation because of any State or Federal law (including without limitation any Bankruptcy law), then, to the extent thereof, the Obligations or portion thereof which were satisfied by such payment shall be revived, reinstated and shall continue in full force and effect as if such payment had not originally been made by or on behalf of Debtor;

         8.5 As further security for the Obligations, Debtor hereby pledges and grants a security interest to Bank in all deposits which Debtor may have with Bank (including without limitation general and special deposit accounts) and in all funds, money and other property of Debtor now or hereafter actually or constructively in Bank's possession or control in any manner and for any purpose whatsoever. The property in which Bank is granted a security interest pursuant to this paragraph 8.5 shall be deemed to be included within the definition of Collateral for purposes of this Agreement; and

         8.6 Bank shall be entitled to exercise an equitable right of set-off against any deposits (including without limitation general and special deposit accounts) which Debtor may have with Bank and against any other obligations or indebtedness of any kind of Bank to Debtor.

9. POWER OF ATTORNEY. Debtor irrevocably appoints Bank, or any agent or representative of Bank designated by Bank, as Debtor's true and lawful attorney-in fact coupled with an interest, to do any or all of the following:
(a) perform any act which Debtor is obligated to perform by this or any other agreement with Bank; (b) exercise Debtor's right to collect all proceeds, rents, and profits relating to all or any part of the Collateral; (c) endorse the name of Debtor on any notes.

acceptances, checks, drafts, money orders, or other remittances, instruments and other documents pertaining to the Collateral: (d) pay taxes; security interests, liens or other obligations pertaining to the Collateral; (e) compromise, settle and adjust claims pertaining to the Collateral, (t) defend lawsuits and actions pertaining to or which in Bank's opinion may affect the Collateral; (g) sell, transfer, pledge or otherwise dispose of all or any part of the Collateral; and
(h) make any agreement with respect to the Collateral and otherwise deal with the Collateral as though Bank were the owner thereof for all purposes. Debtor will immediately reimburse Bank for any expenses Bank has incurred, including but not limited to attorneys' fees, while acting as Debtor's attorney-in-fact.

10. NO DUTY. Bank may at its option, but need not and shall be under no duty to, do any of the acts and things which it is empowered to do by the power of attorney given to Bank under this Agreement or under any other rights granted to Bank under law or this Agreement.

11. CHARGES. Debtor authorizes Bank to charge or offset against any or all of Debtor's deposit accounts with Bank at any time for any and all expenses, costs, and interest incurred by Bank under the terms of this or any other agreement or instrument with Bank.

12. EVENTS OF DEFAULT. An Event of Default under and as defined in the Loan Agreement shall constitute a default by Debtor under this agreement.

13. RIGHTS AND REMEDIES UPON DEFAULT. Upon default by Debtor under this Agreement, Bank may, but need not, pursue any one or more of the following rights and remedies;

         13.1 Any and all of the remedies of a secured party pursuant to the Uniform Commercial Code of the State of California or any other applicable law;

         13.2 Without demand or notice to Debtor, declare that any or all of the Obligations are due and payable immediately;

         13.3 Require Debtor to assemble the Collateral and the records pertaining to the Collateral and make them available to Bank at a place designated by Bank;

         13.4 Without a breach of the peace and without notice to or demand upon Debtor, enter any of the premises of Debtor and search for, take possession of, remove, keep and store the Collateral and the records pertaining thereto, or keep and store the Collateral in any of Debtor's premises without cost to Bank;

         13.5 Without regard to the adequacy of security for the Obligations, obtain possession of the Collateral and any and all records pertaining thereto through the appointment of a court receiver, and Debtor irrevocably consents to such appointment;

         13.6 Grant extensions and compromise and settle claims at less than face value without prior notice to Debtor;

         13.7 Without notice to or demand upon Debtor, render the Collateral unusable without removing it;

         13.8 Sell or otherwise dispose of any or all of the Collateral while it remains on the premises of Debtor;

         13.9 Collect upon any and all proceeds, rents and profits which constitute a part of the Collateral; and

         13.10 Prior to any foreclosure sale respecting the Collateral, Bank may, at its option, complete the processing of and repair or recondition any Inventory or Equipment comprising all or any part of the Collateral, and Bank may take possession of Debtor's premises for such purpose without compensation to Debtor. Any sums expended by Bank for such purpose shall become a part of the Obligations and shall be immediately repaid by Debtor.

14. WAIVER. No delay or omission by Bank in exercising,partially exercising or enforcing any of its rights,powers or remedies under this Agreement or any other agreement between Bank and Debtor shall constitute a waiver thereof or modification thereto and shall not preclude Bank from exercising any right or remedy. No waiver by Bank of any default by Debtor shall operate as a waiver of any other default by Debtor. Bank's acceptance of partial or delinquent payments shall not be a waiver of any of Debtor's obligations to Bank. No term or provision of this Agreement shall be waived, altered or modified except in a writing signed by Bank. Debtor hereby waives any right it may have to require Bank to proceed against any endorser, surety or guarantor or to proceed against or exhaust the Collateral before proceeding against Debtor. Debtor waives any rights it may have to require Bank to pursue or preserve any other remedy Bank may have for the benefit of Debtor. All rights and remedies of Bank under this Agreement shall be cumulative and not alternative or exclusive and may be exercised by Bank separately or concurrently and at such time or times and in such order as Bank in its sole discretion may determine and for the sole benefit of Bank.

15. NOTICES. All notices to be given hereunder by Bank may be oral or in writing and, if written, shall be deemed effective upon the earlier of receipt by Debtor's or two (2) days after deposit in the United States mail addressed to Debtor at either Debtor's last known mailing address as it appears on Bank's records or Debtor's principal place of business set forth above. All notices to be given hereunder by Debtor shall be in writing and shall be effective upon receipt by an officer of Bank at its address heretofore set forth in this Agreement. The addresses herein provided for may be changed by notice given to the other party in accordance with this paragraph.

16. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

17. STATUTE OF LIMITATIONS. The right of Debtor to plead any and all statutes of limitation as a defense to any action to enforce any and all obligations contained in this Agreement or secured by this Agreement is hereby waived to the fullest extent and longest period allowed by law.

18. TIME OF ESSENCE. Time is of the essence with respect to all of the provisions of this Agreement.

19. CONSTRUCTION. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the substance or interpretation of this Agreement. Whenever the context so requires, the masculine gender herein shall include the feminine or neuter gender, the plural shall include the singular and vice versa. The words "Debtor" and "Bank" as used herein shall be construed to include the successors and assigns of Debtor and Bank, respectively. If more than one person or entity comprises Debtor, each such person and entity shall be jointly and severally liable under this Agreement and shall perform each and all of the provisions of this Agreement.

20. MULTIPLE DEBTORS. If more than one person or entity comprises Debtor, all such persons and entities agree that:

         20.1 A breach by any of such persons or entities shall be deemed a breach by Debtor;

         20.2 If Bank discharges any one such person or entity or extends, forbears, releases or otherwise deals with any one such person or entity, such forbearance, release or dealing shall not operate as a waiver of Bank's rights with respect to any other of such persons or entities; and

         20.3 Each such person and entity waives any right it may have to require that (i) Bank pursue any right or remedy that Bank may have against any one such person or entity before Bank proceeds against any other of such persons or entities or (ii) Bank proceed against the Collateral before proceeding against any of such persons or entities.

21. COMPLETE AGREEMENT. This Agreement,together with all other documents executed in connection with this Agreement,constitutes the entire Agreement between Debtor and Bank with respect to the subject matter hereof and supersedes all prior and other contemporaneous agreements and understandings, whether written or oral.

22. SEVERABILITY. If any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be unlawful,void or unenforceable for any reason as to any person or circumstance, such provision or provisions shall be deemed severable from and shall in no way affect the validity or enforceability of the remaining provisions of this Agreement.

23. THIRD PARTIES. This Agreement has been entered into for the benefit of Debtor and Bank and there is no intent on the part of either Debtor or Bank to benefit any third parries.

24. ASSIGNMENT. Bank may, at its option and at any time, assign its rights under this Agreement to any person or entity.

25. TERM. This Agreement shall continue in full force and effect as long as any of the Obligations remain unsatisfied.

26. ATTORNEYS' FEES. Debtor agrees to pay all attorneys' fees and costs incurred by Bank in enforcing Bank's rights hereunder.

27. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be effective and binding upon Debtor upon execution by Debtor, whether or not this Agreement is executed by Bank.


Date:  June 5, 1996                          TYLAN GENERAL, INC.,
     -----------------------------
                                             a Delaware corporation

                                             By: /s/ David L. Stone
                                                --------------------------------
                                             Title: Chief Financial Officer
                                                   -----------------------------
                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------
                                             MANUFACTURERS BANK,
                                             a California banking corporation


                                             By: /s/ K. Y. Cheng
                                                --------------------------------


                                             Title: Senior Vice President
                                                   -----------------------------


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